Exhibit 99.1

Creative Realities Announces $11 Million Private Placement Priced At-The-Market Under

Nasdaq Rules

LOUISVILLE, Ky. Feb. 3, 2022 /PRNewswire/ -- Creative Realities, Inc. (“Creative Realities,” “CRI,” or the “Company”) (NASDAQ: CREX, CREXW), today announced it has entered into definitive agreements for a private placement with a U.S. institutional investor of (i) 1,315,000 shares of common stock together with warrants (the “Common Warrants”) to purchase up to 1,315,000 shares of common stock and (ii) 5,851,505 pre-funded warrants (the “Pre-Funded Warrants”), with each Pre-Funded Warrant exercisable for one share of common stock, together with Common Warrants to purchase up to 5,851,505 shares of common stock. Each share of common stock and accompanying Common Warrant are being sold together at a combined offering price of $1.535, and each Pre-funded Warrant and accompanying Common Warrant are being sold together at a combined offering price of $1.5349. The Pre-Funded Warrants will be funded in full at closing except for a nominal exercise price of $0.0001 and are immediately exercisable at any time until all of the Pre-Funded Warrants are exercised in full. The Common Warrants will have an exercise price of $1.41 per share, are exercisable immediately and will have a term of five years from the date of issuance (collectively, the “Private Placement”).

The Company expects to use the net proceeds from the Private Placement to satisfy a portion of the cash component of the merger consideration payable to stockholders of Reflect Systems, Inc. (“Reflect”) upon closing the previously announced acquisition. The Company expects to finalize the terms of an amended loan and security agreement with its current creditor, under which the Company expects to receive an additional $10 million in secured term debt financing to provide the remaining capital necessary to consummate its acquisition of Reflect. The Company anticipates closing such debt financing and the acquisition of Reflect on or about February 15, 2022.

The Private Placement is expected to close on or about February 4, 2022, subject to the satisfaction of customary closing conditions.

A.G.P./Alliance Global Partners is acting as the sole placement agent for the Private Placement.

The Private Placement is being made in the United States pursuant to the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission (SEC). The securities to be sold in the Private Placement have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and accordingly may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issued in the Private Placement, as well as the shares of common stock issuable upon exercise of the Common Warrants and Pre-Funded Warrants issued in the Private Placement.

Cautionary Note on Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to future results, strategy and plans of Creative Realities and Reflect (collectively, the “Companies”) (including certain projections and business trends, and statements, which may be identified by the use of the words “plans”, “expects” or “does not expect”, “estimated”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might”, “projects”, “will” or “will be taken”, “occur” or “be achieved”). Forward-looking statements are based on the opinions and estimates of management of the Companies as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, Creative Realities’ ability to complete its pending merger transaction with Reflect (the “Proposed Transaction”) and to satisfy the conditions to complete the Proposed Transaction, including obtaining financing sufficient to pay the cash merger consideration payable in the Proposed Transaction. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and neither Company undertakes any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Consummation of the proposed merger transaction is subject to satisfaction of various closing conditions set forth in the merger agreement governing the transaction.

Additional Information about the Merger and Where to Find It

In connection with the Proposed Transaction, Creative Realities has filed with the Securities and Exchange Commission a registration statement on Form S-4 that contains the combined Joint Proxy Statement/Prospectus.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT, AND ALL AMENDMENTS AND SUPPLEMENTS THERETO, AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THESE DOCUMENTS DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT CREATIVE REALITIES, REFLECT, AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the Securities and Exchange Commission at www.sec.gov or from Creative Realities at its website, http://www.cri.com. Documents filed with the Securities and Exchange Commission by Creative Realities will be available free of charge by directing a request by telephone or mail to Creative Realities, Inc., 13100 Magisterial Drive, Suite 100, Louisville, KY  40223; phone: (502) 791-8800.

Participants in the Solicitation

Creative Realities, Reflect and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Creative Realities in connection with the Proposed Transaction. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, is included in the Joint Proxy Statement/Prospectus relating to the Proposed Transaction. Creative Realities’ directors and executive officers beneficially own approximately 11.05% of Creative Realities’ common stock.

Disclaimer; Non-Solicitation

This communication shall not constitute an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy, any securities or the solicitation of any vote in any jurisdiction pursuant to the Proposed Transaction or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

SOURCE Creative Realities, Inc.

Related Links

http://www.cri.com